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                                                                    EXHIBIT 10.8

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT is made as of the 17th of September, 1999, by and among The Synergy Plan, Ltd., an Illinois corporation (the "Company"), and Argo Bancorp., Inc., a Delaware corporation (the "Investor").

     THE PARTIES HEREBY AGREE AS FOLLOWS:

     1.  Purchase and Sale of Stock.

     1.1 Sale and Issuance of Stock.

     (a) The Company shall adopt and file with the Secretary of State of Illinois on or before the Closing (as defined below) Articles of Amendment to the Articles of Incorporation (the "Amended Charter") to create a preferred class of stock (the "Preferred Stock") with the designations, preferences, and special rights set forth on Exhibit A.

     (b) Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing and the Company agrees to sell and issue to the Investor at the Closing, (i) 16,667 shares of the Company's Preferred Stock for a purchase price of $15.00 per share and (ii) 16,666 shares of the Company's Class A Stock for a purchase price of $15.00 per share.

     1.2 Closing. The purchase and sale of the Preferred Stock and the Class A Stock shall take place at the offices of Schwartz & Freeman, 401 North Michigan Avenue, Suite 1900, Chicago, Illinois 60611, at 10:00 A.M., on September 22, 1999 or at such other time and place as the Company and the Investor agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing the Company shall deliver to the Investor certificates representing the Preferred Stock and the Class A Stock against delivery to the Company by the Investor of a certified check or wire transfer in the amount of the purchase price therefor payable to the Company's order.

     2. Representations and Warranties of the Company.

The Company hereby represents and warrants to each Investor that:

     2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

     2.2 Capitalization and Voting Rights. The authorized capital of the Company consists, or will consist prior to the Closing, of:



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     (i) Preferred Stock. 16,667 shares of Preferred Stock (the "Preferred
Stock"), all of which will be sold pursuant to this Agreement. The rights, privileges and preferences of the Preferred Stock will be as stated in the Company's Amended Charter.

     (ii) Common Stock. 1,000,000 shares of Class A Stock of which 524,560 shares are issued and outstanding and are owned by the persons, and in the numbers specified in Exhibit B hereto and 200,000 shares of Class B stock of which 200,000 shares are issued and outstanding and are owned by the persons and in the numbers specified in Exhibit B.

     (iii) Except for those options set forth on Exhibit B, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock.

     2.3 Authorization. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     2.4 Valid Issuance of Stock. The Preferred Stock and Class A Stock when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable. The Class A Stock issuable upon conversion of the Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Amended Charter, shall be duly and validly issued, fully paid and nonassessable.

     3. Representations and Warranties of the Investor.

The Investor hereby represents and warrants that:

     3.1 Authorization. This Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     3.2 Purchase Entirely for Own Account. This Agreement is made by the Company in reliance upon the Investor's representation to the Company that the Preferred Stock and the Class A Stock to be received by the Investor (collectively, the "Securities") will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that such Investor does not have any


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contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Investor has informed the Company that it may take title to the Securities in its own name or in the name of a wholly owned subsidiary of the Company or may transfer the Securities to a wholly owned subsidiary.

     3.3 Disclosure of Information. The Investor has had an opportunity to complete its due diligence on the Company. The Company has made available to the Investor and as requested to any of the Investor's attorneys, accountants or investor representatives all documents that the Investor or any of the foregoing has requested relating to an investment in the Company and has provided answers to all of the Investor's questions concerning an investment in the Company. In evaluating the suitability of an investment in the Company and acquiring the Securities, the Investor has not been furnished with or relied upon any representations or other information (whether oral or written) other than as contained in any documents or answers to questions furnished to the undersigned by the Company. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding :the terms and conditions of the offering of the Preferred Stock and the Class A Stock.

     3.4 Accredited Investor. The Investor is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect. The Investor represents it has not been organized for the purpose of acquiring the Preferred Stock and the Class A Stock.

     3.5 Restricted Securities. The Investor understands that the shares of Preferred Stock and Class A Stock are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, each Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

     3.6 Legends. The Investor acknowledges that the certificates evidencing the Preferred Stock, and the Class A Stock shall bear the following legends:

     (a) "The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the "Act"). They may not be sold, offered for sale, pledged, hypothecated or transferred in the absence of a registration statement in effect with respect to the securities under such Act or an exemption from registration established to the satisfaction of the Corporation that registration is not required under the Act."

     (b) "The transfer of securities of the Corporation represented by this certificate is subject to the restrictions of a Shareholders Agreement entered into by the Corporation and its shareholders. A copy of this Agreement is on file at the Corporation's principal place of



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business, and may be inspected during normal business hours by any potential transferee with the approval of any shareholder of record."

     4. Conditions of the Company's Obligations at Closing. The obligations of the Company under subsection 1.1 of this Agreement is subject to the approval of the Board of Directors and shareholders of the Company necessary for the authorization, issuance and delivery of the Preferred Stock and Class A Stock being sold hereunder, and the filing of the Amended Charter with the Illinois Secretary of State.

     5. Option. The Company hereby grants to the Investor the right and option (the "Option") to purchase on or before March 31, 2000 up to 33,333 shares of Class A Stock for a purchase price of $15.00 per share. The Investor may exercise the Option at any time and from time to time during the term of the Option.

     5.1. Limited Transferability. This Option shall be neither transferable nor assignable by the Investor except to a wholly owned, whether directly or indirectly, subsidiary of the Investor.

     5.2 Adjustment in Option Shares. In the event any change is made to the Class A Stock issuable upon exercise of the Option by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, or other change affecting the outstanding Class A Stock as a class without receipt of consideration, then appropriate adjustments shall be made to

     (i) the total number and/or class of shares subject to this Option and

     (ii) the price payable per share in order to reflect such change and thereby preclude the dilution or enlargement of the Investor's rights and benefits hereunder.

     5.4 Manner of Exercising Option. In order to exercise this Option with respect to all or any part of the shares, the Investor must execute and deliver to the Secretary of the Corporation a written notice of exercise in which there is specified the number of shares for which the Option is exercised and pay the aggregate Option Price for the purchased shares. As soon as practical after the exercise of the Option, the Company shall issue to the Investor (or to any other person or persons exercising this option) a certificate or certificates representing the shares purchased. In no event may this Option be exercised for any fractional shares.

     6. Miscellaneous.

     6.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns


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any rights remedies, obligations, or liabilities under or by reason of this
Agreement, except as expressly provided in this Agreement.

     6.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Illinois as applied to agreements among Illinois residents entered into and to be performed entirely within Illinois.

     6.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     6.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

     6.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     6.7 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.



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     IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first above written.

                                       THE SYNERGY PLAN, LTD.


                                       By: /s/ Jon A. Skulborstad
                                           ------------------------------------
                                           Jon A. Skulborstad, President

                                 Address: 180 North Michigan Avenue, Suite 1110 Chicago, Illinois 60601


                                       ARGO BANCORP., INC.


                                       By: /s/ John G. Yedinak
                                           ------------------------------------
                                           John G. Yedinak, President

                                 Address:  7600 West 63rd Street
                                           Summit, Illinois 60501










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                                    EXHIBIT A

         1 Designation. The series of stock shall be designated "Preferred
Stock."

         2. Number of Shares. The number of shares constituting the Preferred Stock shall be 16,667.

         3. Dividend Provisions.

            (a) The holders of shares of Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional securities of the Company) on the Class A Stock and Class B Stock of the Company, at the rate of $.90 per share per annum, payable quarterly when, as and if declared by the Board of Directors. Such dividends shall be cumulative.

         4. Liquidation Preference.

            (a) In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Class A Stock and Class B Stock by reason of their ownership thereof, an amount per share equal to the sum of
(i) $15.00 for each outstanding share of Preferred Stock and (ii) an amount equal to all cumulative but unpaid dividends on such share. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Preferred Stock in proportion to the amount of Preferred Stock owned by each holder.

         5. Conversion. The holders of the Preferred Stock shall have conversion rights as follows: (the "Conversion Rights"):

            (a) Right to Convert.

                i) Subject to Section 6, each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for the Preferred Stock, into one fully paid and nonassessable share of Class A Stock. Any accumulated, but unpaid dividends shall be paid to such holder upon the conversion of the Preferred Stock.

                ii) Each share of Preferred Stock shall automatically be converted into one share of Class A Stock immediately upon the earlier of (A) the consummation of the Company's sale of any class of common stock in a bona fide, firm



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commitment underwriting pursuant to a registration statement under the
Securities Act of 1933, as amended, (B) the date upon the Company shall sell all or substantially all of its assets, merge with or into or consolidate with any corporation or other entity, or (C) September 30, 2004.

            (b) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Class A Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Preferred Stock, and shall give written notice by mail, postage prepaid, to the Company at its principal corporate office, of the election to convert the Preferred Stock. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock a certificate or certificates for the number of shares of Class A Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business, on the date of the surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Class A Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Stock as of such date.

            (c) Recapitalization. If at any time or from time to time there shall be a recapitalization of the Common Stock, then provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Preferred Stock after the recapitalization to the end that the provisions of this Section 5.

            (d) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Class A Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock such number of its shares of Class A Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Class A Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Stock to such number of shares as shall be sufficient for such purposes.

         6. Redemption. On September 30, 2002, (the "Redemption Date") the Company may, at its option, redeem all or any part of the outstanding Preferred Stock (by written notice to the holders of the Preferred Stock) in accordance with the provisions set forth in this Section. If less than all of the Preferred Stock is redeemed, then such redemption shall be pro rata among all of the holders of the Preferred Stock in proportion to the number of shares of Preferred Stock owned by each holder. The redemption price for each share of Preferred Stock to be redeemed shall be equal to $25.00 per share plus all cumulative



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dividends (without regard to whether such dividends were declared or whether funds were legally available to pay such dividends) from the issue date of the share of Preferred Stock to the date of redemption less the amount of dividends declared and paid on each such share of Preferred Stock during that period (the "Redemption Price").

The Company may redeem the Preferred Stock in accordance with this Section 6, by mailing written notice (the "Redemption Notice"), postage prepaid, to the holders of the Company at least 30 days prior to the Redemption Date set by such holder for redemption of Preferred Stock, which date shall be the first business day of a calendar month. The Redemption Notice shall state (i) the number of shares of Preferred Stock held by the holder which the holder is requiring be redeemed, (ii) the Redemption Date and the total Redemption Price and (iii) that such holder will surrender to the Company, in the manner and at the place designated by the Company, such holder's certificate or certificates representing the shares of Preferred Stock to be redeemed. If any holder of Preferred Stock elects to convert on or before the Redemption Date, such shares of Preferred Stock shall be converted to Class A stock pursuant to Section 5, and shall no longer be subject to the redemption provisions of this Section 6.






















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